Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Autonomix Medical, Inc. (the "Company") for the registration of warrants, of our report dated May 29, 2025, with respect to the financial statements of the Company, included in the Annual Report on Form 10-K for the year ended March 31, 2025. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Atlanta, Georgia

November 26, 2025